EXHIBIT 16.1



[S.W. Hatfield, CPA Letterhead]

December 31, 2001

U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On December 28, 2001, this Firm received a draft copy of a Form 8-K to be filed by TTTTickets Holding Corp. (Company) (SEC File #000-31176, CIK #1125903) reporting Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA